Exhibit 99.1

Richard L. Bready, Chairman and CEO
Edward J. Cooney, Vice President and Treasurer
(401) 751-1600

IMMEDIATE

NORTEK REPORTS
2007 SALES AND OPERATING EARNINGS

PROVIDENCE, RI, April 15, 2008—Nortek, Inc. (“Nortek”), a leading diversified global manufacturer of innovative, branded residential and commercial ventilation, HVAC and home technology convenience and security products, today announced 2007 financial results.

Richard L. Bready, Chairman and Chief Executive Officer, said, “I am pleased to report that Nortek managed its business well in 2007.  Results were, however, adversely impacted by the troubled mortgage market which led to a significant decline in new housing activity and reduced sales of existing homes.  Consumer spending on home remodeling and repair was also impacted due to lower home sales.  More recently, a decline in consumer confidence has resulted in lower sales across all of our markets.  Operating margins continue to be challenged by higher commodity costs which have been only partially offset by Nortek ongoing efficiency initiatives.”

Key financial highlights for 2007 included:

•	Net sales of $2,368 million, an increase of 6.8 percent, compared to the $2,218 million recorded in 2006.

•	Operating earnings of $185.5 million compared to $267.0 million in 2006.

•	Depreciation and amortization expense of $65.1 million compared to $61.2 million in 2006.

•	Acquisitions contributed approximately $145.4 million in net sales and $16.7 million to operating earnings for the year ended December 31, 2007.

Key financial highlights for the fourth quarter of 2007 included:

•	Net sales of $569 million, an increase of 5.2 percent, compared to the $541 million recorded in the fourth quarter of 2006.

•	Operating earnings of $38.3 million compared to $37.6 million in the fourth quarter of 2006.

•	Depreciation and amortization expense of $18.2 million compared to $17.0 million in last year’s fourth quarter.

•	Acquisitions contributed approximately $25.6 million in net sales and $(0.6) million to operating earnings in the fourth quarter of 2007.

As of December 31, 2007, Nortek had approximately $53 million in unrestricted cash and cash equivalents and had $35 million of borrowings outstanding under its $200-million revolving credit facility.

Mr. Bready added, “Our outlook for 2008 is for the challenging market conditions to continue.  Additionally, the instability in the mortgage market is expected to continue to impact consumer confidence and their spending on home remodeling and repair expenditures.  Nortek is looking at its business with the long-term view and a continued focus on its low-cost country sourcing strategy and cost-reduction initiatives.  Balance sheet management is an extremely important priority for all of our businesses so we can maximize our cash flow from operating activities.  During this challenging environment, we will only fund necessary capital investments that will improve our business operations.”

Nortek* (a wholly owned subsidiary of Nortek Holdings, Inc., which is a wholly owned subsidiary of NTK Holdings, Inc.) is a leading diversified global manufacturer of innovative, branded residential and commercial ventilation, HVAC and home technology convenience and security products.  Nortek offers a broad array of products including: range hoods, bath fans, indoor air quality systems, medicine cabinets and central vacuums, heating and air conditioning systems, and home technology offerings, including audio, video, access control, security and other products.

*As used herein, the term “Nortek” refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Nortek’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth and product liability claims. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of Nortek with the Securities and Exchange Commission.

# # #

Exhibit 99.1

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

	For the Fourth Quarter Ended		For the Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Dollar amounts in millions)

Net Sales	$569.2	$541.1	$2,368.2	$2,218.4

Costs and Expenses:
Cost of products sold (see Note B)	410.2	378.9	1,679.9	1,547.3
Selling, general and administrative expense, net (see Note B)	112.1	115.9	475.3	379.2
Amortization of intangible assets	8.6	8.7	27.5	24.9
	530.9	503.5	2,182.7	1,951.4
Operating earnings	38.3	37.6	185.5	267.0
Interest expense	(30.7)	(29.7)	(122.0)	(115.6)
Investment income	0.5	0.6	2.0	2.2
Earnings before provision for income taxes	8.1	8.5	65.5	153.6
Provision for income taxes	5.0	8.2	33.1	63.9
Net earnings	$3.1	$0.3	$32.4	$89.7

The accompanying notes are an integral part of this unaudited condensed consolidated summary of operations.

(A)
The unaudited condensed consolidated summary of operations includes the accounts of Nortek, Inc. and all of its wholly-owned subsidiaries (individually and collectively, the “Company” or “Nortek”), after elimination of intercompany accounts and transactions, without audit and, in the opinion of management, reflects all adjustments of a normal recurring nature necessary for a fair statement of the interim periods presented.  It is suggested that this unaudited condensed consolidated summary of operations be read in conjunction with the consolidated financial statements and the notes included in the Company's latest annual report on Form 10-K and its Current Reports on Form 8-K as filed with the Securities and Exchange Commission (“SEC”).

(B)
During the fourth quarter ended December 31, 2007 and 2006, the Company’s results of operations include the following (income) and expense items recorded in cost of products sold and selling, general and administrative expense, net in the accompanying unaudited condensed consolidated summary of operations:

	For the Fourth Quarter
	Ended December 31, *
	2007		2006
	(Amounts in millions)

Charges related to the closure of the Company's NuTone, Inc. Cincinnati, OH facility	$	---	$(0.6)
Charges related to the closure of the Company's Mammoth, Inc. Chaska, MN facility		1.1	---
Charges related to the closure of the Company's Jensen, Inc. Vernon, CA facility (1)		0.9	---
(Gains) losses related to certain suppliers based in Italy and Poland		(6.7)	16.0
Compensation reserve adjustment		---	(3.5)
Legal and other professional fees and expenses incurred in connection with
matters related to certain subsidiaries based in Italy and Poland		(0.1)	---
Fees and expenses incurred in the HTP segment in connection with a dispute
with one of its suppliers		1.2	---
Product safety upgrade reserves in the HTP segment (2)		---	(1.7)
Reserve for amounts due from customers in the HVAC segment		---	1.2
Foreign exchange gains related to transactions, including intercompany
debt not indefinitely invested in the Company's subsidiaries		(0.3)	(1.7)
		$(3.9)	$9.7

*
Unless otherwise indicated, all items noted in the table have been recorded in selling, general and administrative expense, net in the accompanying unaudited condensed consolidated summary of operations.

(1)
For the fourth quarter ended December 31, 2007, approximately $0.2 million of the charges related to the closure of Jensen, Inc. was recorded in cost of products sold and approximately $0.7 million was charged to selling, general and administrative expense, net.

(2)	The HTP segment recorded these product safety upgrade reserves in cost of products sold.

During the year ended December 31, 2007 and 2006, the Company’s results of operations include the following (income) and expense items recorded in cost of products sold and selling, general and administrative expense, net in the accompanying unaudited condensed consolidated summary of operations:

	For the Years Ended
	December 31, *
	2007		2006
	(Amounts in millions)

Gain from curtailment of post-retirement medical and life insurance benefits	$	---	$(35.9)
Charges related to the closure of the Company's NuTone, Inc. Cincinnati, OH facility (1)		1.8	3.5
Charges related to the closure of the Company's Mammoth, Inc. Chaska, MN facility		3.7	---
Charges related to the closure of the Company's Jensen, Inc. Vernon, CA facility (2)		1.1	---
(Gains) losses related to certain suppliers based in Italy and Poland		(6.7)	16.0
Compensation reserve adjustment		---	(3.5)
Legal and other professional fees and expenses incurred in connection with
matters related to certain subsidiaries based in Italy and Poland		2.1	---
Fees and expenses incurred in the HTP segment in connection with a dispute
with one of its suppliers		2.0	---
Product safety upgrade reserves in the RVP and HTP segments (3)		(0.2)	3.8
Reserve for amounts due from customers in the RVP, HTP and HVAC segments		2.7	1.2
Loss on settlement of litigation in the RVP segment		1.9	---
Gain on settlement of litigation in the HVAC segment and Unallocated		---	(1.6)
Foreign exchange losses (gains) related to transactions, including intercompany
debt not indefinitely invested in the Company's subsidiaries		3.1	(1.7)
		$11.5	$(18.2)

*
Unless otherwise indicated, all items noted in the table have been recorded in selling, general and administrative expense, net in the accompanying unaudited condensed consolidated summary of operations.

(1)
For the year ended December 31, 2006, approximately $1.8 million of the charges related to the closure of NuTone was recorded in cost of products sold and approximately $1.7 million was charged to selling, general and administrative expense, net.

(2)
For the year ended December 31, 2007, approximately $0.3 million of the charges related to the closure of Jensen, Inc. was recorded in cost of products sold and approximately $0.8 million was charged to selling, general and administrative expense, net.

(3)	The RVP and HTP segments recorded these product safety upgrade reserves in cost of products sold.

(C)
The Company uses EBITDA as both an operating performance and liquidity measure.  Operating performance measure disclosures with respect to EBITDA are provided below.  Refer to Note D for liquidity measure disclosures with respect to EBITDA and a reconciliation from net cash flows from operating activities to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense.  EBITDA is not a measure of operating performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net earnings (loss).  EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization expense, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure.  The Company uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation.  The Company has a significant amount of debt and interest expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation.  The Company generally incurs significant U.S. federal, state and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of the Company’s costs and therefore its exclusion from EBITDA is a material limitation.  As a result, EBITDA should be evaluated in conjunction with net earnings (loss) for a more complete analysis of the Company’s profitability, as net earnings (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA.  As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure.  Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of Company and subsidiary operating performance (including the performance of subsidiary management) relative to outside peer group companies.  In addition, the Company uses EBITDA as an operating performance measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in Nortek’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of the Company’s performance.  The Company is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess Company, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of Company, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies.  The Company uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions.  The Company believes that EBITDA is specifically relevant to the Company, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with acquisitions, which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of the Company’s competitors.  The Company has included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures discussed earlier in this summary of operations for a complete evaluation of the Company’s operating performance.

The following table presents a reconciliation from net earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA for the fourth quarter ended December 31, 2007 and 2006:

	For the Fourth Quarter Ended
	December 31,
	2007	2006
	(Dollar amounts in millions)

Net earnings (1), (2)	$3.1	$0.3
Provision for income taxes	5.0	8.2
Interest expense (3)	30.7	29.7
Investment income	(0.5)	(0.6)
Depreciation expense	9.6	8.2
Amortization expense	8.6	8.8
EBITDA	$56.5	$54.6

(1)
In the RVP segment, net earnings for the fourth quarter ended December 31, 2007 includes a favorable adjustment to selling, general and administrative expense, net based upon the Company’s revised estimate of reserves provided in 2006 for certain suppliers in Italy and Poland of approximately $6.7 million, a decrease in product liability expense of approximately $9.1 million as compared to the year ended December 31, 2006, an approximate $0.9 million charge related to the closure of the Company’s Jensen, Inc. Vernon, California facility and foreign exchange gains of approximately $0.5 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, net earnings for the fourth quarter ended December 31, 2007 includes approximately $1.2 million of fees and expenses incurred in connection with a dispute with a supplier.

In the HVAC segment, net earnings for the fourth quarter ended December 31, 2007 includes a charge of approximately $1.1 million related to the planned closure of the Company’s Mammoth, Inc. Chaska, Minnesota manufacturing facility and foreign exchange losses of approximately $0.1 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(2)
In the RVP segment, net earnings for the fourth quarter ended December 31, 2006 includes reserves of approximately $16.0 million related to estimated losses as a result of the unlikelihood that certain suppliers to our kitchen range hood subsidiaries based in Italy and Poland will be able to repay advances and amounts due under other arrangements, an increase in product liability expense of approximately $8.3 million as compared to the year ended December 31, 2005, a gain of approximately $0.6 million related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility and foreign exchange gains of approximately $0.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, net earnings for the fourth quarter ended December 31, 2006 includes a decrease in warranty expense of approximately $1.7 million related to a product safety upgrade.

In the HVAC segment, net earnings for the fourth quarter ended December 31, 2006 includes a charge of approximately $1.2 million, net of minority interest of approximately $0.8 million, related to a reserve for amounts due from a customer in China related to a Chinese construction project and foreign exchange gains of approximately $0.6 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In Unallocated, net earnings for the fourth quarter ended December 31, 2006 includes an approximate $3.5 million reduction of a compensation accrual originally provided in 2004 that was determined to be no longer required and foreign exchange gains of approximately $0.9 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(3)
Interest expense for the fourth quarter ended December 31, 2007 includes cash interest of approximately $29.3 million and non-cash interest of approximately $1.4 million.  Interest expense for the fourth quarter ended December 31, 2006 includes cash interest of approximately $28.3 million and non-cash interest of approximately $1.4 million.

The following table presents a reconciliation from net earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA for the year ended December 31, 2007 and 2006:

	For the Years Ended
	December 31,
	2007	2006
	(Dollar amounts in millions)

Net earnings (1), (2)	$32.4	$89.7
Provision for income taxes	33.1	63.9
Interest expense (3)	122.0	115.6
Investment income	(2.0)	(2.2)
Depreciation expense	37.6	33.0
Amortization expense	27.5	28.2
EBITDA	$250.6	$328.2

(1)
In the RVP segment, net earnings for the year ended December 31, 2007 includes a favorable adjustment to selling, general and administrative expense, net based upon the Company’s revised estimate of reserves provided in 2006 for certain suppliers in Italy and Poland of approximately $6.7 million, a decrease in product liability expense of approximately $1.8 million as compared to the year ended December 31, 2006, a charge to warranty expense of approximately $0.5 million related to a product safety upgrade, an approximate $1.8 million charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility, an approximate $1.1 million charge related to the closure of the Company’s Jensen, Inc. Vernon, California facility, legal and other professional fees and expenses incurred in connection with matters related to certain subsidiaries based in Italy and Poland of approximately $2.1 million, an approximate $1.9 million loss related to the settlement of litigation, a charge of approximately $0.4 million related to a reserve for amounts due from a customer and foreign exchange losses of approximately $1.0 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, net earnings for the year ended December 31, 2007 includes a charge of approximately $0.5 million related to a reserve for amounts due from a customer, a reduction in warranty expense of approximately $0.7 million related to a product safety upgrade and approximately $2.0 million of fees and expenses incurred in connection with a dispute with a supplier.

In the HVAC segment, net earnings for the year ended December 31, 2007 includes a charge of approximately $3.7 million related to the planned closure of the Company’s Mammoth, Inc. Chaska, Minnesota manufacturing facility, a charge of approximately $1.8 million related to reserves for amounts due from customers and foreign exchange losses of approximately $2.5 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(2)
In the RVP segment, net earnings for the year ended December 31, 2006 include an approximate $35.9 million curtailment gain related to post-retirement medical and life insurance benefits, reserves of approximately $16.0 million related to estimated losses as a result of the unlikelihood that certain suppliers to our kitchen range hood subsidiaries based in Italy and Poland will be able to repay advances and amounts due under other arrangements, an increase in product liability expense of approximately $8.3 million as compared to the year ended December 31, 2005, an approximate $3.5 million charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility and an increase in warranty expense in the first quarter of 2006 of approximately $1.5 million related to a product safety upgrade.

In the HTP segment, net earnings for the year ended December 31, 2006 include an increase in warranty expense of approximately $2.3 million related to a product safety upgrade and foreign exchange gains of approximately $0.1 million related to transactions.

In the HVAC segment, net earnings for the year ended December 31, 2006 include an approximate $1.6 million gain related to the favorable settlement of litigation, a charge of approximately $1.2 million, net of minority interest of approximately $0.8 million, related to a reserve for amounts due from a customer in China related to a Chinese construction project and foreign exchange gains of approximately $0.4 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In Unallocated, net earnings for the year ended December 31, 2006 includes an approximate $3.5 million reduction of a compensation accrual originally provided in 2004 that was determined to be no longer required and foreign exchange gains of approximately $1.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(3)
Interest expense for the year ended December 31, 2007 includes cash interest of approximately $116.4 million and non-cash interest of approximately $5.6 million.  Interest expense for the year ended December 31, 2006 includes cash interest of approximately $110.3 million and non-cash interest of approximately $5.3 million.

(D)
The Company uses EBITDA as both a liquidity and operating performance measure.  Liquidity measure disclosures with respect to EBITDA are provided below.  Refer to Note C for operating performance measure disclosures with respect to EBITDA and a reconciliation from net earnings (loss) to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense.  EBITDA is not a measure of cash flow under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative or substitute for GAAP cash flow measures such as cash flows from operating, investing and financing activities.  EBITDA does not necessarily represent an accurate measure of cash flow performance because it excludes, among other things, capital expenditures, working capital requirements, significant debt service for principal and interest payments, income tax payments and other contractual obligations, which may have a significant adverse impact on a company’s cash flow performance thereby limiting its usefulness when evaluating the Company’s cash flow performance.  The Company uses a significant amount of capital assets and capital expenditures are a significant component of the Company’s annual cash expenditures and therefore their exclusion from EBITDA is a material limitation.   The Company has significant working capital requirements during the year due to the seasonality of its business, which require significant cash expenditures and therefore its exclusion from EBITDA is a material limitation.  The Company has a significant amount of debt and the Company has significant cash expenditures during the year related to principal and interest payments and therefore their exclusion from EBITDA is a material limitation.  The Company generally pays significant U.S. federal, state and foreign income taxes each year and therefore its exclusion from EBITDA is a material limitation.  As a result, EBITDA should be evaluated in conjunction with net cash from operating, investing and financing activities for a more complete analysis of the Company’s cash flow performance, as they include the financial statement impact of these items.  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for replacements.  As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies thereby limiting its usefulness as a comparative measure.  Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s cash flows as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP liquidity measure to allow the Company to evaluate its operating units cash-generating ability to fund income tax payments, corporate overhead, capital expenditures and increases in working capital.  EBITDA is also used by management to allocate resources for growth among its businesses, to identify possible impairment charges, to evaluate the Company’s ability to service its debt and to raise capital for growth opportunities, including acquisitions.  In addition, the Company uses EBITDA as a liquidity measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in Nortek’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP liquidity measure to assist them in their evaluation of the Company’s cash flow performance.  The Company uses EBITDA in conjunction with traditional GAAP liquidity measures as part of its overall assessment of cash flow ability and therefore does not place undue reliance on EBITDA as its only measure of cash flow performance.

The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for assessing a company’s cash flow ability to service and/or incur additional indebtedness, which eliminates the impact of certain non-cash items such as depreciation and amortization.  The Company believes that EBITDA is specifically relevant to the Company due to the Company’s leveraged position as well as the common use of EBITDA as a liquidity measure within the Company’s industries by lenders, investors, others in the financial community and peer group companies.  The Company has included EBITDA as a supplemental liquidity measure, which should be evaluated by investors in conjunction with the traditional GAAP liquidity measures discussed earlier in this summary of operations for a complete evaluation of the Company’s cash flow performance.

The following table presents a reconciliation from net cash provided by operating activities, which is the most directly comparable GAAP liquidity measure, to EBITDA for the year ended December 31, 2007 and 2006:

	For the Years Ended
	December 31,
	2007	2006
	(Dollar amounts in millions)

Net cash provided by operating activities	$107.0	$148.0
Cash used by working capital and
other long-term asset and liability changes	(7.2)	(2.2)
Non-cash interest expense, net	(5.6)	(5.3)
Non-cash stock-based compensation	(0.3)	(0.3)
Gain from curtailment of post-retirement medical benefits	---	35.9
Compensation reserve adjustment	---	3.5
Loss on sale of property and equipment	(2.4)	(1.3)
Deferred federal income tax benefit (provision)	6.0	(27.4)
Provision for income taxes	33.1	63.9
Interest expense (1)	122.0	115.6
Investment income	(2.0)	(2.2)
EBITDA (2), (3)	$250.6	$328.2

(1)
Interest expense for the year ended December 31, 2007 includes cash interest of approximately $116.4 million and non-cash interest of approximately $5.6 million.  Interest expense for the year ended December 31, 2006 includes cash interest of approximately $110.3 million and non-cash interest of approximately $5.3 million.

(2)
In the RVP segment, EBITDA for the year ended December 31, 2007 includes a favorable adjustment to selling, general and administrative expense, net based upon the Company’s revised estimate of reserves provided in 2006 for certain suppliers in Italy and Poland of approximately $6.7 million, a decrease in product liability expense of approximately $1.8 million as compared to the year ended December 31, 2006, a charge to warranty expense of approximately $0.5 million related to a product safety upgrade, an approximate $1.8 million charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility, an approximate $1.1 million charge related to the closure of the Company’s Jensen, Inc. Vernon, California facility, legal and other professional fees and expenses incurred in connection with matters related to certain subsidiaries based in Italy and Poland of approximately $2.1 million, an approximate $1.9 million loss related to the settlement of litigation, a charge of approximately $0.4 million related to a reserve for amounts due from a customer and foreign exchange losses of approximately $1.0 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In the HTP segment, EBITDA for the year ended December 31, 2007 includes a charge of approximately $0.5 million related to a reserve for amounts due from a customer, a reduction in warranty expense of approximately $0.7 million related to a product safety upgrade and approximately $2.0 million of fees and expenses incurred in connection with a dispute with a supplier.

In the HVAC segment, EBITDA for the year ended December 31, 2007 includes a charge of approximately $3.7 million related to the planned closure of the Company’s Mammoth, Inc. Chaska, Minnesota manufacturing facility, a charge of approximately $1.8 million related to reserves for amounts due from customers and foreign exchange losses of approximately $2.5 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

(3)
In the RVP segment, EBITDA for the year ended December 31, 2006 include an approximate $35.9 million curtailment gain related to post-retirement medical and life insurance benefits, reserves of approximately $16.0 million related to estimated losses as a result of the unlikelihood that certain suppliers to our kitchen range hood subsidiaries based in Italy and Poland will be able to repay advances and amounts due under other arrangements, an increase in product liability expense of approximately $8.3 million as compared to the year ended December 31, 2005, an approximate $3.5 million charge related to the closure of the Company’s NuTone, Inc. Cincinnati, Ohio facility and an increase in warranty expense in the first quarter of 2006 of approximately $1.5 million related to a product safety upgrade.

In the HTP segment, EBITDA for the year ended December 31, 2006 include an increase in warranty expense of approximately $2.3 million related to a product safety upgrade and foreign exchange gains of approximately $0.1 million related to transactions.

In the HVAC segment, EBITDA for the year ended December 31, 2006 include an approximate $1.6 million gain related to the favorable settlement of litigation, a charge of approximately $1.2 million, net of minority interest of approximately $0.8 million, related to a reserve for amounts due from a customer in China related to a Chinese construction project and foreign exchange gains of approximately $0.4 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.

In Unallocated, EBITDA for the year ended December 31, 2006 includes an approximate $3.5 million reduction of a compensation accrual originally provided in 2004 that was determined to be no longer required and foreign exchange gains of approximately $1.2 million related to transactions, including intercompany debt not indefinitely invested in the Company’s subsidiaries.